Exhibit 10.25

FIRST AMENDMENT TO THE SERVICES CONVERTIBLE PROMISSORY NOTE

BETWEEN VIRPAX PHARMACEUTICALS, INC. AND RRD INTERNATIONAL, LLC

This First Amendment to the Services Convertible Promissory Note (Exhibit A to the Service Provider Convertible Note Purchase Agreement dated August 29, 2019, this “Amendment”) is entered into on March 25, 2020 (the “Effective Date”) between Virpax Pharmaceuticals, Inc., (the “Virpax”) and RRD International, LLC (“RRD”). Virpax and RRD may be collectively referred to herein as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties entered into that certain Services Convertible Promissory Note dated August 29, 2019, (the “Note”) which described the terms under which RRD would loan certain amounts to Virpax the terms under which Virpax would repay such amounts; and

WHEREAS, the Parties desire to amend the Note in order to: (1) amend the definitions of Qualified Financing and Conversion Date to extend the dates therein from March 31, 2020 to September 30, 2020; (2) amend the definition of Maximum in order to increase the amount of principal from $400,000 to $600,000; (3) amend the terms of conversion to provide for RRD, at its option, to convert the note into equity or cash (all or in part) upon a Qualified Financing or upon the Conversion Date; and (4) provide for the payment of all interest accrued up to March 31, 2020.

NOW THEREFORE, the Parties in consideration of the mutual covenants and agreements hereinafter set forth agree as follows:

1.	The Note is hereby amended as follows:

A.	Amend the definitions of Qualified Financing and Conversion Date. The terms “Qualified Financing” and Conversion Date” are hereby amended to extend the dates therein from March 31, 2020 to September 30, 2020.

B.	Amend the definition of Maximum. The term “Maximum” is hereby amended to increase the amount of principal from $400,000 to $600,000.

C.	Amend the definition of Maturity. Section 2, paragraph 1 is hereby amended and restated as follows:

“Unless earlier converted as provided in this Services Note, this Services Note shall be due and payable immediately without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, and the Service Provider then may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under the Services Note and exercise any and all other remedies granted to the Service Provider at law, in equity or otherwise upon the earlier of: (a) the date of the Qualified Financing (as defined below); (b) an Event of Default (as defined below); or (c) a Change in Control (as defined below). Upon enforcement, Service Provider shall have the option to receive cash or convert any or all of the principle and accrued interest to Qualified Securities as defined below.”

D.	Amend the terms of conversion. Section 3(a) is hereby amended and restated as follows:

“Upon a Qualified Financing, Service Provider shall have the option to convert any or all of the principle and accrued interest to Qualified Securities as defined below.”

E.	Amend and Restate Exhibit A to the Note. Since the initial Effective Date of the Note, the parties have executed change orders to Work Order 2, 3 and 4 pursuant to which the parties have agreed that such additional fees will be subject to the Note. Exhibit A to the Note is hereby amended as restated as Exhibit A to this Amendment.

F.	Provide for the payment of all interest accrued up to March 31, 2020.

Immediately upon execution of this Amendment, Virpax shall pay to RRD all interest accrued up to March 31, 2020 ($16,435) as further described in Exhibit B.

G.	Amend the definition of Subscription Agreement. The term “Subscription Agreement” is hereby amended to mean the Virpax Subscription Agreement dated April 26, 2019 or any subsequent Subscription Agreement the terms of which are acceptable to RRD, in writing.

2.	This Amendment shall commence on the Effective Date.

3.	Except as amended hereby, all of the terms and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

ACKNOWLEDGED, ACCEPTED AND AGREED TO:

RRD INTERNATIONAL, LLC		VIRPAX PHARMACEUTICALS, INC.

By:	/s/ Raymond V. Lee	By:	/s/ Anthony P. Mack

Name:	Raymond V. Lee	Name:	Anthony P. Mack

Title:	VP Legal Affairs	Title:	Chairman & CEO

Date:	April 2, 2020	Date:	April 2, 2020

Exhibit A:	Amended and restated Exhibit A to the Note

Exhibit B:	Calculation of interest accrued up to March 31, 2020 ($16,435)

Exhibit A

Amended and restated Exhibit A to the Note as of March 27, 2020

	2019						2020
	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	TOTAL
WO 2 and CO 1	$12,380	$18,760	$18,760	$18,760	$18,760	$18,760	$18,760	$18,760	$18,760	$19,740	$19,740	$19,740	$221,680
WO 3 and CO 1	$14,920	$22,360	$21,880	$1,240	$1,240	$1,240	$17,560	$5,560	$3,640				$89,640
WO 4 and CO 1	$21,400	$32,440	$31,000	$1,240	$8,140	$1,240	$17,800	$6,520	$3,160				$122,940
TOTALS	$48,700	$73,560	$71,640	$21,240	$28,140	$21,240	$54,120	$30,840	$25,560	$19,740	$19,740	$19,740	$434,260

Exhibit B

Calculation of interest accrued up to March 31, 2020 ($16,435)

	2019					2020
Agreement	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Total
WO 2 and CO 1	$25	$416	$572	$729	$885	$1,041	$1,198	$1,354	$6,220
WO 3 and CO1	$31	$493	$503	$514	$524	$670	$717	$747	$4,199
WO 4 and CO 1	$44	$707	$717	$785	$796	$944	$998	$1,025	$6,016
Totals	$100	$1,616	$1,792	$2,028	$2,205	$2,655	$2,913	$3,126	$16,435

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